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                                                                    EXHIBIT 12.1

                       UGI UTILITIES INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                        Year Ended September 30,
                                            ----------------------------------------------------
                                              2003       2002       2001       2000       1999
                                            --------   --------   --------   --------   --------
EARNINGS:
Earnings before income taxes                $100,599   $ 73,665   $ 79,568   $ 82,882   $ 63,139
Interest expense                              17,412     16,365     18,724     18,135     17,317
Amortization of debt discount and expense        244        287        264        218        215
Interest component of rental expense           1,434      1,563      1,541      1,318      1,539
                                            --------   --------   --------   --------   --------
                                            $119,689   $ 91,880   $100,097   $102,553   $ 82,210
                                            ========   ========   ========   ========   ========

FIXED CHARGES:
Interest expense                            $ 17,412   $ 16,365   $ 18,724   $ 18,135   $ 17,317
Amortization of debt discount and expense        244        287        264        218        215
Allowance for funds used during
   construction (capitalized interest)             7         19         12         17         36
Interest component of rental expense           1,434      1,563      1,541      1,318      1,539
                                            --------   --------   --------   --------   --------
                                            $ 19,097   $ 18,234   $ 20,541   $ 19,688   $ 19,107
                                            ========   ========   ========   ========   ========

Ratio of earnings to fixed charges              6.27       5.04       4.87       5.21       4.30
                                            ========   ========   ========   ========   ========